Exhibit 99.1

News Release

3101 Wilson Boulevard, Suite 700

Arlington, VA 22201

Contacts:

Phil Nolan, Chairman, President and Chief Executive Officer, Stanley

(703) 684-1125

Lawrence Delaney, Jr., Investor Relations Counsel

(703) 739-7410

FOR IMMEDIATE RELEASE

Stanley Appoints Jim Brabston as Chief Operating Officer

ARLINGTON, Va. — April 12, 2010 — Stanley, Inc. (NYSE: SXE), a leading provider of systems integration and professional services to the U.S. federal government, today announced the appointment of Jim Brabston to the newly-created role of chief operating officer. Brabston will report directly to Stanley’s Chairman, President and CEO Phil Nolan.

Brabston, 42, previously held the position of senior vice president and has been with Stanley for 20 years. He has served many key customers in a wide variety of positions throughout his tenure. For the past two-and-a-half years, Brabston has led the Company’s Mission Systems Group through a period of strong growth, both organically and through acquisition.

“I am delighted to announce Jim’s promotion to this new and vital role at Stanley. He brings a passion for customer service and wealth of leadership experience to our senior executive team,” said Nolan. “Jim’s unique skills and capabilities will help us improve our operational focus and enhance our execution across all areas of the business. With Jim in this new position, I will be able to devote more of my time to Stanley’s growth strategy and development, while he focuses more on expansion of business with existing clients, customer satisfaction and operations.”

“This is an exciting time for Stanley,” said Brabston. “The company is well positioned to handle the significant growth we see ahead. We are organized to be even more responsive to our customers and have in place one of the strongest teams in our space. I am grateful for the opportunity to serve in this critical new role and look forward to leading the organization to the next level of our success.”

Replacing Brabston as Group Manager for the Company’s Mission Systems Group is Randy Brooks. With 33 years in the security, intelligence and information technology fields, Brooks is a proven leader with diverse government and private-sector experience. For the past two years, Brooks has served as the General Manager of Stanley’s Oberon Division, where he successfully led the post-acquisition integration and continued strong organic growth.

About Stanley

Stanley (NYSE: SXE) is a provider of information technology services and solutions to U.S. defense, intelligence and federal civilian government agencies. Stanley offers its customers systems integration solutions and expertise to support their mission-essential needs at any stage of program, product development or business lifecycle through five service areas: systems engineering, enterprise

Stanley Appoints Jim H. Brabston as Chief Operating Officer

integration, operational support, business process management, and advanced engineering and technology. Headquartered in Arlington, Va., the company has approximately 5,000 employees at over 100 locations in the U.S. and worldwide. Stanley has been recognized by FORTUNE magazine as one of the “100 Best Companies to Work For” from 2007 through 2009. Please visit www.stanleyassociates.com for more information.

Any statements in this press release about our future expectations, plans and prospects, including statements containing the words “estimates,” “anticipates,” “plans,” “expects” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission (SEC), and additional filings we make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. We assume no obligation to update publicly or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

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